UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 30, 2006

Commission File Number: 01-19203

PLM Equipment Growth Fund V, a California limited partnership
(Exact name of registrant as specified in its charter)

                                                  California         94-3104548
                              (State of jurisdiction     (I.R.S. Employer
                                of Incorporation)      Identification No.)

405 Lexington Avenue, 67th Floor
New York, NY     10174
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 682-3344

Item 8.01 Other Events.

On June 30, 2006, the Partnership completed its liquidation and dissolution pursuant to a Plan of Dissolution and Liquidation (the “Plan”), which provided for the liquidation of the assets of, and the dissolution of, the Partnership.

In furtherance of the Plan, the Partnership entered into a Liquidating Trust Agreement (the “Liquidating Trust Agreement”) with PLM Financial Services, Inc., the General Partner of the Partnership (the “Trustee”), as trustee of the PLM Equipment Growth Fund V Liquidating Trust (the “Liquidating Trust”). As of June 30, 2006, the holders of general and limited partner interest in the Partnership received a pro rata beneficial interest in the Liquidating Trust in exchange for such holder’s interest in the Partnership.

In accordance with the Plan and the Liquidating Trust Agreement, the Partnership has transferred all of its remaining cash and non-cash assets and all of its remaining liabilities to the Liquidating Trust. On June 30, 2006, the Partnership filed a Certificate of Dissolution and a Certificate of Cancellation with the Secretary of State of the State of California.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

2.1 Plan of Dissolution and Liquidation
10.2 Liquidating Trust Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLM Equipment Growth Fund V, a California limited partnership

By: PLM Financial Services, Inc.,
its General Partner

By: /s/ Richard K Brock
    Richard K Brock
Chief Financial Officer

Date: June 30, 2006

Exhibit Index

Exhibit 2.1 Plan of Dissolution and Liquidation (filed herewith)

Exhibit 10.2 Liquidating Trust Agreement (filed herewith)